Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cerberus Cyber Sentinel Corporation

Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of this Registration Statement of our report dated April 15, 2022, relating to the consolidated financial statements of Cerberus Cyber Sentinel Corporation, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectuses.

Certified Public Accountants

Phoenix, Arizona

June 14, 2022